Registration No. 33


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933

                                  ---------

                           NATIONAL TECHTEAM, INC.
            (Exact name of Registrant as specified in its charter)

             Delaware                                    38-2774613
  (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                    Identification No.)

   835 Mason Avenue, Suite 200
      Dearborn, Michigan                                     48124
 (Address of principal executive offices)                  (Zip Code)


   1989 AMENDED AND RESTATED EMPLOYEES 401(K)/PROFIT-SHARING PLAN AND TRUST
                          (Full title of the plan)

                          Robert A. Hudson, Esquire
                              Berry Moorman P.C.
                             600 Woodbridge Place
                           Detroit, Michigan 48226
                   (Name and address of agent for service)
                                (313) 567-1000
        (Telephone number, including area code, of agent for service)


-----------------------------------------------------------------------------
                                  Proposed     Proposed
                                  Maximum      Maximum
Title of          Amount          Offering     Aggregate    Amount of
Securities        to be           Price Per    Offering     Registration
to be Registered  Registered      Share        Price        Fee
----------------  ----------      ---------    ---------    ------------
Common Stock
(par value
$.01 per share)   200,000         $ 9.13*      $1,826,000   $553.33
-----------------------------------------------------------------------------

  * Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) on the basis of the closing prices of the Common Stock as quoted on NASDAQ NMS on May 8, 1998.

                                 INTRODUCTION

        This Registration Statement on Form S-8 is filed by National TechTeam, Inc., a Delaware corporation (the "Company") relating to 200,000 shares of its Common Stock that is being registered for issuance under the Company's 1989 Amended and Restated Employees 401(k) Profit-Sharing Plan and Trust.


                                   PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Plan Information.
------- -----------------

        Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

Item 2. Registration Information and Employee Plan Annual Information.
------  --------------------------------------------------------------

        Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

Item 3. Incorporation of Certain Documents by Reference
------  -----------------------------------------------

        National TechTeam, Inc. (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents previously filed by it with the Securities and Exchange Commission (the "Commission"):

               (a) The Registrant's Annual Report on Form 10K for the fiscal year ended December 31, 1997.

               (b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since December 31, 1997.

               (c) The description of the common stock being offered contained in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on or about October 7, 1987, which incorporated such information by reference from Registrant's Amendment No. 2 to Registration Statement, File No. 33-9524-LA, filed on January 21, 1987.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
------  -------------------------

        The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Item 5. Interests of Named Counsel and Experts.
------  ---------------------------------------

               Certain legal matters with respect to the legality of the issuance of the Common Stock offered hereby will be passed upon for the Company by Berry Moorman P.C., of Detroit, Michigan. Robert A. Hudson, a stockholder of Berry Moorman P.C., beneficially owns 17,700 shares of Common Stock.


Item 6. Indemnification of Directors and Officers
------- -----------------------------------------

        Article V of the Registrant's Bylaws provides that, to the extent permitted by Delaware law, the Company shall indemnify any of its present or former officers, directors, employees or agents against all expenses (including attorneys fees), judgments, fines and amounts to which they may become subject by reason of being or having been a director, officer, employee or agent of the Company.

        Article V, Section 4 of the Company's Bylaws permits the Company to pay expenses incurred by an officer or director in defending an action, suit or proceeding for which indemnification may be made in advance of its final disposition upon receipt of an undertaking by or on behalf of the officer or director to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified.

        Article V, Section 6 provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under Article V.

        The Company's directors and officers are covered by insurance policies indemnifying them against certain civil liabilities which may be incurred by them, but excluding any liabilities arising out of any merger, acquisition, or reorganization of the Company or attributable to the purchase and sale of any security or the violation of any provisions of the federal or state securities laws or the Racketeer Influenced and Corrupt Organizations Act.

        The indemnification provisions contained in the Company's By-laws are expressly permitted by Section 145 of the Delaware Corporation Law.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


Item 7. Exemption from Registration Claimed.
------  ------------------------------------

        Not applicable.

Item 8.         Exhibits.
-------         ---------

Exhibit
Number                Description                                Page
------                -----------                                ----

4.               Instruments defining the rights            3.1, 3.2, 3.3*
                 of security holders

5.               Opinion of Berry Moorman P.C.                         E-1
                        regarding the legality
                        of the shares being issued

23.1             Consent of Ernst & Young, LLP                         E-2

23.2             Consent of Berry Moorman P.C.
                        (this is contained
                        in Exhibit 5)

24.              Power of Attorney (this is contained
                 in Part II of this Registration Statement)

        Pursuant to Item 8 of Form S-8, the Company hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the plan under
Section 401 of the Internal Revenue Code.

* Incorporated by reference from the Registrant's Annual Report on Form 10K for the year ended December 31, 1997. The numbers set forth are the numbers those exhibits were given therein.

Item 9. Undertakings
------- ------------

1.      The Company hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                      (i) include any prospectus required by Section 10(a)(3) of the 1933 Act;

                      (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

               (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dearborn, State of Michigan, on the 4th day of May, 1998.

                                                   NATIONAL TECHTEAM, INC.,
                                                   a Delaware corporation



                                            By:    s/William F. Coyro, Jr.
                                                   ---------------------------
                                                   William F. Coyro, Jr.,
                                                   Chairman and Chief Executive
                                                   Officer

                              POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitute and appoints William F. Coyro, Jr. and Lawrence A. Mills, and each of them, true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments
(including posteffective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title                     Date
        ---------                           -----                     ----

Principal Executive Officer:



s/William F. Coyro, Jr.      Chairman, Chief Executive            May 4, 1998
---------------------        Officer, and Director
William F. Coyro, Jr.


s/Harry A. Lewis             Chief Operating Officer              May 4, 1998
----------------
Harry A. Lewis


s/Lawrence A. Mills          Vice President, Treasurer,           May 11, 1998
------------------           Chief Financial Officer and
Lawrence A. Mills            Secretary


s/Kim A. Cooper              Director                             May 4, 1998
---------------
Kim A. Cooper


s/Wallace D. Riley           Director                             May 4, 1998
-----------------
Wallace D. Riley
s/Richard G. Somerlott       Director                             May 4, 1998
---------------------
Richard G. Somerlott


s/Leroy H. Wulfmeier         Director                             May 4, 1998
---------------------
Leroy H. Wulfmeier